Exhibit 25.1

_____________________________________________________________________________

securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Shazia Flores
U.S. Bank National Association
5555 San Felipe Street, Ste. 1150
Houston, TX 77056
(713) 235-9209
(Name, address and telephone number of agent for service)

Abraxas Petroleum Corporation
                                                       (Issuer with respect to the Securities)

Nevada	74-2584033
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18803 Meisner Drive San Antonio, Texas	78258
(Address of Principal Executive Offices)	(Zip Code)

Senior  Notes
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Thomand qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 28th of  May, 2013.

By:           /s/ Shazia Flores
                                                 Shazia Flores
                     Assistant Vice President

Exhibit 2

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219
 CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324. et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati Ohio (Charter No. 24), is a national banking association formed under the lawas of the United States and is authorized thereunder to transact the businss of banking on the date of this certificate.

 IN TESTIMONY WHEREOF, today,

 February 27, 2013, I have hereunto

 Subscribed my name and caused my seal of

 office to be affixed to these presents at the

U.S. Department of the Treasury, in the City

of Washington, District of Columbia.

/s/Thomas J. Curry
 Comptroller of the Currency

Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219
CERTIFICATION OF FUDICIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324. et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking association.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charedr N0. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

 IN TESTIMONY WHEREOF, today,

 February 27, 2013, I have hereunto

 subscribed my name and caused my seal of

 office to be affixed to these presents at the

 U.S. Department of the Treasury, in the City

 of Washington, District of Columbia.

 /s/ Thomas J. Curry
Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 28, 2013

By:           /s/ Shazia Flores
                                        Shazia Flores
Assistant Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
1.	As of 3/31/2013

($000’s)

3/31/2013
Assets		3/31/2013
	Cash and Balances Due From Depository Institutions	$6,932,431
	Securities	74,769,168
	Federal Funds	45,892
	Loans & Lease Financing Receivables	218,577,592
	Fixed Assets	5,068,178
	Intangible Assets	12,739,644
	Other Assets	27,654,064
	Total Assets	$345,786,969

Liabilities
	Deposits	$251,849,922
	Fed Funds	3,545,914
	Treasury Demand Notes	0
	Trading Liabilities	512,718
	Other Borrowed Money	32,387,140
	Acceptances	0
	Subordinated Notes and Debentures	4,736,320
	Other Liabilities	12,747,015
	OtheTotal Liabilities	$305,779,029

Equity
	Common and Preferred Stock	18,200
	Surplus	14,133,290
	Undivided Profits	24,357,498
	Minority Interest in Subsidiaries	1,498,952
	Total Equity Capital	$40,007,940

Total Liabilities and Equity Capital		$345,786,969